EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this "Agreement"), made as of the 5th day of August, 2005 (the "Effective Date"), is by and between bioMETRX Technologies, Inc/MarketShare Recovery, Inc. (the "Company"), a Delaware corporation with principal Ms. YARDE offices at 33 S. Service Rd, Jericho, New York and Lorraine Yarde, residing at 27 South Evergreen Drive, Selden, New York (the "Ms. YARDE").

RECITALS

WHEREAS, the Company, through its Board of Directors (the "Board"), considers the maintenance of competent and experienced Ms. YARDE officers to be essential to its long-term success; WHEREAS, in this regard, the Company has determined that it is in its best interests to employ Ms. Yarde to serve as Vice President of Sales of the Company, pursuant to a written employment agreement;

NOW, THEREFORE, in furthurance of the interests described above and in consideration of the respective covenants and agreements herein contained, the parties hereto agree as follows:

1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
   (a) "Applicable Interest" means interest at the rate provided in Section 1274(b)(2)(B) of the Code.
   (b) "Cause" means the occurrence of any of the following: (i) the willful and continued failure of Ms. YARDE to substantially perform Ms. YARDE's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Ms. YARDE by the Board which specifically identifies the manner in which the Board believes that Ms. YARDE has not substantially performed Ms. YARDE's duties; - (ii) the willful engaging by Ms. YARDE in illegal conduct (excluding traffic violations, minor misdemeanors or similar offenses) or gross misconduct that, in the Board's reasonable opinion, may reflect adversely on the business or reputation of the Company; or (iv) the conviction of Ms. YARDE for commission of a felony.
   (c) "Change in Control" means the occurrence of any of the following events: (i) there shall be consummated any consolidation, merger, stock-for-stock exchange or similar transaction (collectively, "Merger Transactions") involving securities of the Company in which the holders of voting securities of the Company immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of the Company (or, if the Company does not survive the Merger Transaction, voting securities of the corporation surviving such transaction) having less than 50% of the total voting power in an election of directors of the Company (or such other surviving corporation), excluding securities received by any members of such group which represent disproportionate percentage increases in their shareholdings vis-a-vis the other members of such group; (ii) any individual, corporation (other than the Company), partnership, trust, association, pool, syndicate, or any other entity or any group or persons acting in concert (other than an employee benefit plan of the Company or one of its affiliates) becomes the beneficial owner (as that concept is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act)

as a result of any one or more securities transactions, including gifts and stock repurchases but excluding any Merger Transactions, of securities of the Company possessing one-third or more of the voting power for the election of directors of the Company; (iii) during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board(excluding any Board seat that is vacant or otherwise unoccupied); or (iv) there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions, excluding any Merger Transactions), of all, or substantially all, of the assets of the Company to a party which is not controlled by or under common control with the Company.

(d) "Code" means the Internal Revenue Code of1986, as amended.

(e) "Company Bonus Plan" means any bonus, stock option, profit-sharing or other cash- or equity-based incentive plan offered by the Company.

(f) "Company Benefit Plan" means any pension (including without limitation tax-qualified), thrift, deferred compensation, stock purchase, life insurance, medical, dental, education, accident, disability, welfare, retirement or other employee benefit plan offered by the Company other than a Company Bonus Plan.

(g) "Designated Office" means 33 S. Service Rd, Jericho New York 11753, or such other office of the Company designated by the Board from time to time other than in anticipation of, or following a Change in Control.

(h) "Triggering Event" means the occurrence of any of the following events: (i) the termination by the Company of the employment of Ms. YARDE for any reason other than Cause; (ii) the assignment to Ms. YARDE without her consent of any duties inconsistent in any material respect with Ms. YARDE's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by the Company which results in a diminution in any material respect in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith that is remedied by the Company promptly after receipt of notice thereof given by Ms. YARDE; (iii) in anticipation of, or following a Change in Control, the requirement by the Company that Ms. YARDE be based at any office or location that is more than 75 miles from the Designated Office; (iv) after the Effective Date, the failure of the Company without Ms. YARDE's consent to: (A) continue in effect any Company Bonus Plan in which Ms. YARDE participates that is material to Ms. YARDE's total compensation, unless a substantially equivalent arrangement, embodied in an ongoing substitute or alternative plan, has been made with respect to such Company Bonus Plan; (B) continue Ms. YARDE's participation in any Company Bonus Plan and eligibility for bonuses thereunder, or in any substitute or alternative plan, on a basis at least as favorable as that existing at the date hereof, both in terms of the amount of benefits provided and the level of Ms. YARDE's participation relative to other participants; or (C) continue to provide Ms. YARDE with benefits comparable to those received by Ms. YARDE under any Company Benefit Plan in which Ms. YARDE was participating, at participation costs substantially similar to those paid by Ms. YARDE; provided, however, that it shall not be deemed a Triggering Event if the Board, for bona fide business purposes and not in anticipation of or following a Change in Control, modifies the terms or conditions of any

Company Bonus Plan or Company Benefit Plan, so long as such modifications have or would have a substantially similar effect upon all Ms. YARDE employees or all employees of the Company who participate or who are eligible to participate in the plan. (v) the Company issues a Non-Renewal Notice to Ms. YARDE as provided in Section 2 of this Agreement; (vi) the Company shall have materially breached any provision of this Agreement and such breach shall not have been cured within 15 days after delivery of written notice thereof to the Board by Ms. YARDE, identifying the breach with reasonable particularity; or (vii) a reduction by the Company in Ms. YARDE's base annual salary as in effect on the date hereof, as the same may be increased from time to time as provided for in this Agreement. (i) "Willful" means that an action, conduct or deed is done, or omitted to be done, by Ms. YARDE in bad faith or without reasonable belief that Ms. YARDE's action or omission was in the best interests of the Company. Any act, or failure to act, based upon the instructions or prior approval of the Board or based upon the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by Ms. YARDE in good faith and in the best interests of the Company.

2. Employment Term. The initial term of employment under this Agreement shall be for a period of 12 months commencing on the Effective Date. This Agreement shall be extended automatically for one additional year on each annual anniversary date of the Effective Date unless either the Company, through the Board, or Ms. YARDE gives contrary written notice (the "Non-Renewal Notice") to the other not less than three months in advance of such anniversary date. References herein to the term of this Agreement shall refer both to such initial term and such successive terms.

3. Employment. During the term of employment provided for in this Agreement, the Company agrees to employ Ms. YARDE in the office or position set forth in the second Recital of this Agreement, and Ms. YARDE agrees to serve in such office or position and to perform the duties and discharge the responsibilities associated therewith or such other duties and responsibilities as may reasonably be assigned to Ms. YARDE from time to time by the Board. Ms. YARDE shall devote all her working time and efforts to the business and affairs of the Company and its subsidiaries, provided, however, that Ms. YARDE may, with the approval of the Board, serve as a director or officer of any non-competing business or engage in any other activity, including without limitation charitable or community activity, to the extent that it does not inhibit the performance of her duties hereunder.

4. Office and Services. In connection with Ms. YARDE's employment hereunder, Ms. YARDE shall be based at the Designated Office, except for required travel on the Company's business. The Company shall furnish Ms. YARDE with office space, administrative assistance, and such other facilities and services as shall be suitable to Ms. YARDE's position and adequate for the performance of her duties hereunder.

5. Compensation. The regular compensation and benefits payable to Ms. YARDE under this Agreement shall include the following: (a) Salary. The Company shall pay Ms. YARDE a base annual salary hereunder of not less than $100,000, payable in equal semimonthly installments for the first three months commencing upon the effective date, or at such other intervals as shall be agreed upon by the parties. After the first three months from the effective date, the Company shall increase Ms. YARDE annual salary to $120,000. Ms. YARDE's base annual salary may be increased from time to time as determined by the Board and, if so increased, such base annual salary shall not thereafter during Ms. YARDE's employment under this Agreement be decreased and the obligation of the Company hereunder to pay Ms. YARDE's base annual salary shall thereafter relate to such increased base annual salary. The base salary may be deferred and accrued upon the express written permission of Ms. YARDE, in order to accommodate the Company during its start-up period. (b) No Separate Board Compensation. Ms. YARDE shall not be entitled to receive any fees or additional payments for serving as a member of any committee of the Board, or as a member of any board of directors (or the equivalent thereof) or any committee thereof of any subsidiary of the Company. (c) Discretionary Bonuses. During the term of this Agreement, Ms. YARDE shall be eligible to participate in an equitable manner with other employees of the Company and its subsidiaries in any Company Bonus Plan or in other discretionary bonuses authorized and declared by the Board, and the board of directors (or the equivalent thereof) of the Company's subsidiaries, or by their respective delegees. (d) Participation in Benefit Plans. In addition to any compensation and benefits provided for in this Agreement, Ms. YARDE shall be eligible to participate in any Company Benefit Plan or any other employee fringe benefits offered by the Company or its subsidiaries for the benefit of Ms. YARDE employees or all employees generally in which Ms. YARDE is eligible to participate. Ms. YARDE's participation in any such Company Benefit Plan shall be subject to all generally applicable eligibility requirements thereof and shall not in any way limit or reduce the obligation of the Company to pay Ms. YARDE's base annual salary hereunder (except pursuant to, in accordance with, or as required by the generally applicable terms of participation of any such Company Benefit Plan). (e) Vacation. Ms. YARDE shall be entitled to a minimum annual paid vacation during the term of this Agreement of three weeks per year after completing 6 months of uninterrupted service to the Company, or such longer period as the Board may approve. (f) Reimbursement of Business Expenses. The Company shall promptly reimburse Ms. YARDE for all reasonable travel and other business expenses incurred by him in the performance of her duties and responsibilities, subject to such reasonable requirements with respect to substantiation and documentation as may be specified by the Company, (g) Ms. Yarde shall be granted the option to purchase up to 100,000 shares of MarketShare's common stock at an option price of TEN ($.10) CENTS per share as follows: 50,000 shares at any time between the effective date and three months, 25,000 shares between 3 months and 6 months from the effective date, and 25,000 between 6 months and 12 months from the effective date. If Ms. YARDE exercises any and, or all of her options during the appropriate time periods, any such costs incurred by Ms. YARDE'S exercise shall be authorized to be deducted from her salary during the period of such exercise.

6. Termination Procedures. (a) Termination Notice. If Ms. YARDE's employment by the Company is terminated for any reason during the term of this Agreement (other than by reason of Ms. YARDE's death or as a result of a consensual termination as provided in Section 8(c) of this Agreement), the terminating party shall provide the other party with

written notice (the "Termination Notice") specifying:(i) the effective date of the termination (the "Termination Date"), (ii) the specific provisions of this Agreement upon which the termination is based and that are applicable to the termination, and (iii) a reasonably detailed discussion of the facts and circumstances providing the basis for the termination under the specified provisions of this Agreement. (b) Termination Date. If Ms. YARDE's employment is terminated by Ms. YARDE, the Termination Date shall not be less than two weeks after the date the Termination Notice is tendered to the Company. If Ms. YARDE's employment is terminated by the Company, the Termination Date shall not be less than 30 days after the date the Termination Notice is tendered to Ms. YARDE. Termination of Ms. YARDE's employment shall occur on the Termination Date even if there is a dispute between the parties relating to the provisions of this Agreement applicable to such termination (a "Termination Dispute"). (c) Termination Dispute. If, prior to the Termination Date, the party receiving the Termination Notice provides written notice to the other party of the existence of a Termination Dispute (which notice shall provide a reasonably detailed discussion of the nature of the dispute, including the specific provisions of this Agreement that the disputing party believes are applicable to the termination), the Termination Dispute shall be resolved by: (i) mutual written agreement of the parties hereto or (ii) a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected). The parties hereto shall pursue the resolution of any Termination Dispute with reasonable diligence. (d) Termination Payments. If there is no Termination Dispute, any amount owed by the Company to Ms. YARDE as a result of the termination of Ms. YARDE's employment under this Agreement shall be payable in immediately available funds on the Termination Date. If there is a Termination Dispute, any amount owed by the Company to Ms. YARDE as a result of the termination of Ms. YARDE's employment under this Agreement that is not in dispute shall be paid on the Termination Date, and all other amounts shall be paid within five business days of the resolution of the Termination Dispute as provided for in Section 6(c) of this Agreement, together with Applicable Interest. (e) Notwithstanding any other provision of this Agreement to the contrary, Ms. YARDE's employment under this Agreement may be terminated by the Company for reasons other than Cause only with the affirmative vote of at least two-thirds of the entire Board.

7. Termination Due to a Triggering Event. (a) If, during the term of this Agreement, Ms. YARDE's employment by the Company is terminated by the Company upon the occurrence of or within 12 months after a Triggering Event, (i) the Company shall make a lump sum cash payment to Ms. YARDE in an amount equal to 10% of Ms. YARDE's base annual salary at the time the Triggering Event occurs plus the amount of any discretionary bonuses paid by the Company to Ms. YARDE within the 12 months immediately preceding the occurrence of the Triggering Event, (ii) the Company shall continue to provide to Ms. YARDE for a three-month period Ms. YARDE's then-existing coverage under the Company's health, dental and life insurance plans or, if continued coverage under such plan cannot be provided, substantially equivalent coverage under alternative arrangements, and (iii) any restrictions remaining on any restricted shares issued to Ms. YARDE under the Company's restricted stock plans shall immediately lapse, any performance shares issued to Ms. YARDE under the Company's incentive stock plans shall immediately vest, any stock options and stock appreciation rights granted to Ms. YARDE shall become immediately exercisable, and Ms. YARDE may exercise any such option or stock appreciation right until the later of the expiration of its original term or one year after the effective date of Ms. YARDE's

termination, provided that this Section 7(a)(iii) shall be inoperative to the extent that its operation would preclude the application of the pooling of interests accounting method to a business combination in which the Company intends to use such method(subject to the foregoing proviso, in the event of any conflict between the terms of this Section 7(a)(iii) and the terms of any applicable stock or incentive plan or implementing agreement between the Company and Ms. YARDE, the terms of this Section 7(a)(iii) shall govern unless prohibited by any applicable law in which case the Company shall take all reasonable steps to ensure that Ms. YARDE receives all the economic and financial benefits intended to be conferred by this Section 7(a)(iii)). (b) In the event that Ms. YARDE becomes entitled to receive any benefit or payment in connection with a Triggering Event or the Company's termination of Ms. YARDE's employment, whether pursuant to the terms of this Agreement or otherwise (collectively, the "Total Benefits"), and any of the Total Benefits will be subject to any excise tax (the "Excise Tax") imposed under Section 4999 of the Code, the Company shall pay to Ms. YARDE an additional amount (the "Gross-Up Payment") such that the net amount retained by Ms. YARDE from the Gross-Up Payment, after deduction of any federal, state and local income taxes, Excise Tax, and FICA and Medicare withholding taxes on the Gross-Up Payment, shall be equal to the Excise Tax on the Total Benefits. For purposes of determining the amount of such Excise Tax on the Total Benefits, the amount of the Total Benefits that shall be treated as subject to the Excise Tax shall be equal to (i) the Total Benefits, minus (ii) the amount of such Total Benefits that, in the opinion of tax counsel selected by the Company and reasonably acceptable to Ms. YARDE ("Tax Counsel"), are not excess parachute payments (within the meaning of Section 280G(b)(1) of the Code). (c) For purposes of Section 7(b), Ms. YARDE shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Excise Tax is payable and state and local income taxes at the highest marginal rate of taxation in the state and locality of Ms. YARDE's residence on the effective date of her termination, net of the reduction in federal income taxes which could be obtained from deduction of such state and local taxes (calculated by assuming that any reduction under Section 68 of the Code in the amount of itemized deductions allowable to Ms. YARDE applies first to reduce the amount of such state and local income taxes that would otherwise be deductible by Ms. YARDE). Except as otherwise provided herein, all determinations required to be made under this Section 7 shall be made by Tax Counsel, which determinations shall be conclusive and binding on Ms. YARDE and the Company absent manifest error. (d) In the event that the Excise Tax on the Total Benefits is subsequently determined to be less than the amount taken into account hereunder at the time of termination of Ms. YARDE's employment, Ms. YARDE shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax, federal, state and local income taxes and FICA and Medicare withholding taxes imposed on the Gross-Up Payment being repaid by Ms. YARDE to the extent that such repayment results in a reduction in any such taxes and/or a federal, state or local income tax deduction) plus Applicable Interest. In the event that the Excise Tax on the Total Benefits is finally determined to exceed the amount taken into account hereunder at the time of the termination of Ms. YARDE's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment, which shall be calculated by Tax Counsel in the same manner and using the same assumptions as set forth in Sections 7(b) and 7(c), to Ms. YARDE in respect of such excess (plus any interest, penalties or additions

payable by Ms. YARDE to the Internal Revenue Service or any othis federal, state, local or foreign taxing authority with respect to such excess or with respect to the additional Gross-Up Payment)at the time that the amount of such excess is finally determined.(e) Following the occurrence of a Triggering Event, if the Company or Ms. YARDE brings any action, suit or proceeding for the enforcement, performance or construction of this Agreement, the Company agrees to reimburse Ms. YARDE for all reasonable costs and expenses incurred by him in such action, suit or proceeding, including reasonable attorneys' and accountants' fees and expenses.

8. Other Termination. Notwithstanding any other provision of this Agreement, Ms. YARDE's employment hereunder shall terminate under the following circumstances with the following consequences: (a) Termination By Company for Cause. The Company can terminate Ms. YARDE's employment under this Agreement for Cause. The termination of Ms. YARDE's employment under this Agreement shall not be deemed for Cause until (1) the Company, through the Board delivers 24 hour notice to Ms. YARDE that it intends to terminate Ms. YARDE for Cause, (2) Ms. YARDE is given an opportunity, together with counsel, to be heard before the Board within 3 days, (3) Ms. YARDE's termination is approved by the affirmative vote of at least two-thirds of the Board, and (4) the Company provides Ms. YARDE with a copy of the resolutions duly adopted by the Board finding that, in the good faith opinion of the Board, Ms. YARDE should be terminated for Cause and specifying the particulars in detail. Upon termination for Cause, Ms. YARDE will not be entitled to any further compensation for any period subsequent to the effective date of such termination. (b) Termination By Company for Disability. If, as a result of Ms. YARDE's incapacity due to physical or mental illness, Ms. YARDE shall not have performed her duties hereunder on a full-time basis for six consecutive months, Ms. YARDE's employment under this Agreement maybe terminated by the Company upon written notice. Such termination for disability shall require the affirmative vote of a majority of the entire Board. Ms. YARDE's compensation during any period of disability prior to the effective date of such termination shall be the amounts normally payable to her in accordance with her then current base annual salary, reduced by the sum of the amounts, if any, paid to Ms. YARDE under disability benefit plans maintained by the Company or its subsidiaries. Ms. YARDE shall not be entitled to any further compensation from the Company or its subsidiaries for any period subsequent to the effective date of such termination, except for pay or benefits, if any, in accordance with then existing severance policies of the Company or its subsidiaries and the terms of the Company Bonus Plans and Company Benefit Plans. (c) Consensual Termination. The parties hereto may agree at any time to terminate both the Agreement and Ms. YARDE's employment hereunder upon such terms and conditions as the parties may mutually agree. (d) Termination By Reason of Death. In the event of the death of Ms. YARDE during the term of her employment hereunder, the Company shall pay to Ms. YARDE's spouse, or if Ms. YARDE leaves no spouse, to the estate of Ms. YARDE, a lump sum cash payment in an amount equal to 25% of Ms. YARDE's base annual salary as of the date of death, and upon payment of such amount and any other amounts due and owing hereunder and unpaid as of the date of death, this Agreement shall thereupon terminate and no further amounts shall be payable hereunder; provided, however, that nothing hereunder shall impair Ms. YARDE's rights, if any, to pay or benefits under the Company Bonus Plans and the Company Benefit Plans. (e) Termination by Ms. YARDE. If Ms. YARDE terminates her employment with the Company for any reason other than the occurrence of a Triggering Event as provided for in Section 7 hereof or a consensual termination as provided for in Section 8(c)

hereof, Ms. YARDE will not be entitled to any further compensation for any period subsequent to the effective date of such termination, except for pay or benefits, if any, in accordance with the then existing severance policies of the Company and the Company Bonus Plans and the Company Benefit Plans.

9. Supervisory Suspension. In the event Ms. YARDE is suspended from her position and/or temporarily prohibited from participating in the conduct of the affairs of the Company, Company's obligations under this Agreement shall be suspended effective as of the service date of the notice of suspension or temporary prohibition, unless stayed by appropriate proceedings. If Ms. YARDEs suspension is lifted, the Company shall (a) pay Ms. YARDE all compensation withheld while its obligations under this Agreement were suspended, together with Applicable Interest and (b) reinstate all obligations under this Agreement that were suspended.

10. Confidential Information. During Ms. YARDE's employment with the Company and thereafter, Ms. YARDE shall not disclose or use in any way any confidential business or technical information or any trade secret acquired in the course of such employment, other than (i) information that is generally known in the Company's industry or acquired from public sources, (ii) as required in the course of such employment, (iii) as required by any court, supervisory authority, administrative agency or applicable law, or (iv) with the prior written consent of the Company. Then Section 10 shall survive termination of the Agreement.

11. No-Raid. Ms. YARDE agrees that, in the event Ms. YARDE's employment with the Company is terminated for any reason whatsoever and as a result of such termination Ms. YARDE is entitled to receive compensation, benefits or payments hereunder or under the Company's then existing severance policies that, in the aggregate, equal or exceed 25% of Ms. YARDE's base annual salary at the time of termination plus the amount of any discretionary bonuses paid by the Company to Ms. YARDE within the 12 months immediately preceding the termination, Ms. YARDE shall not, for a period of one year (or such lesser period as may be determined by the Board and disclosed to Ms. YARDE in writing) after the effective date of Ms. YARDE's termination, solicit, actively interfere with the Company's or any Company affiliate's relationship with, or attempt to divert or entice away, any officer of the Company or its affiliates.

12. Payment Obligation Absolute. The obligation of the Company to pay Ms. YARDE the compensation, benefits or payments provided herein during the term hereof shall be absolute and unconditional and shall not be affected by any circumstances, including without limitation any set-off, counterclaim, recoupment, defense or other right which the Company may have against Ms. YARDE. All amounts payable by the Company hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Company shall be final and the Company will not seek to recover all or any part of such payment from Ms. YARDE, or from whosoever may be entitled thereto, for any reason whatsoever except as provided in Section 7(d) hereof. Ms. YARDE shall not be obligated to seek other employment in mitigation of the amounts payable under any provision of the Agreement and the obtaining of any such other employment shall in no event limit or reduce the obligations of the Company to make the payments required to be made under the Agreement.

13. No Right to Continued Employment. Nothing in this Agreement shall be deemed to give Ms. YARDE the right to be retained in the employ of the Company, or to interfere with the right of the Company to discharge Ms. YARDE at any time, subject in all cases to the terms of this Agreement.

14. Withholding. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which Ms. YARDE has agreed.

15. Successors and Assigns. This Agreement is a personal services contract which may not be assigned by the Company, or assumed from the Company by, any other party without the prior written consent of Ms. YARDE. Subject to the foregoing limitation, all rights hereunder shall inure to the benefit of the parties hereto, their personal or legal representatives, heirs, successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, assignment, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume this Agreement and to agree to perform hereunder in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. References herein to the Company will be understood to refer to the successor or successors of the Company, respectively.

16. Notices. Any notice required or desired to be given hereunder shall be in writing and shall be deemed given when delivered personally or sent by certified or registered mail, postage prepaid, to the address of the other party set forth in the first paragraph of this Agreement, provided that any notice to the Company shall be directed to the Chairman of the Board, unless the notice is by such person in which case the notice shall be directed to both the Secretary of the Company and the most senior ranking Vice President of the Company.

17. Waiver of Breach. Waiver by any party of a breach of any provision shall not operate as or be construed as a waiver by such party of any subsequent breach hereof.

18. Entire Agreement. This agreement contains the entire agreement among the parties concerning the employment of Ms. YARDE by the Company, and supersedes any employment or change in control agreements between Ms. YARDE and the Company or any of its predecessors, subsidiaries or predecessors of subsidiaries.

19. Written Modification, Amendment or Waiver. No modification, amendment or waiver of any provision hereof shall be effective unless in writing specifically referring hereto and signed by the party against whom such provision as modified or amended or such waiver is sought to be enforced.

20. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto and delivered to the other party, it being understood that all parties need not sign the same counterpart.

21. Governing Law. This Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely therein.

22. Consent to Jurisdiction. Each party hereto irrevocably consents to the exclusive jurisdiction of the courts of the State of New York and the federal courts situated in the State of New York in connection with any action to enforce the provisions of this Agreement, to recover damages or other relief for breach or default under this Agreement, to enforce any decision or award of any arbitrators, or otherwise arising under or by reason of this Agreement.

23. Construction. (a) The section headings of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement. (b) All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders where the context so requires. (c) The singular shall include the plural, and vice versa, where the context so requires. (d) All references to sections of, or regulations promulgated under, the Exchange Act, the Code or other statutes shall be deemed also to refer to such sections or regulations as amended from time to time and to any successor provisions to such sections or regulations. All references to employee benefit plans of the Company shall be deemed also to refer to such plans as amended from time to time and to any successor plans thereto.

24. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without affecting the validity or enforceability of any other term or provision hereof in that or any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted so as to be enforceable.

25. Authorization. The Company represents and warrants that the execution of this Agreement has been duly authorized by resolution of the Board. IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement as of the date first above written.

bioMETRX Technologies, INC./MarketShare Recovery, Inc.
By:

/S/

Name: Mark R. Basile
Title: CEO and Chairman of the Board

/S/

Lorraine Yarde, Individually

Dated: August 5, 2005